Exhibit 10.2

THIS SUBORDINATED PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (B) AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

SUBORDINATED PROMISSORY NOTE

U.S. $2,000,000.00	May 28, 2010

FOR VALUE RECEIVED, the undersigned maker (the “Maker”), promises to pay to Norden, LLC (the “Holder”), at 5641 North Broadway, Denver, Colorado 80216, the principal sum of TWO MILLION DOLLARS ($2,000,000.00) or so much thereof as may be outstanding from time to time.

1.                                       Interest Rate and Payments.  This Note shall bear interest computed at a rate equal to thirteen percent (13%) per annum, simple interest.  All interest on this Note shall be computed daily on the basis of the actual number of days elapsed over a year assumed to consist of three hundred sixty (360) days (having 12 months of 30 days each).  Except as set forth in Section 3 below, no payments of interest shall be made prior to the Maturity Date (as defined below).  Following the Maturity Date, the balance of unpaid principal and interest under this Note shall bear simple interest at a default rate equal to fifteen percent (15%) per annum.  All payments under this Note shall be applied first to the payment of accrued but unpaid interest and then to principal.

2.                                       Payment Terms.

(a)                                  Subject to Section 4 below, the outstanding principal amount of this Note, plus all accrued and unpaid interest thereon, shall be due and payable on the date (the “Maturity Date”) that is the earlier of (i) January 3, 2011 and (ii) the date on which all amounts outstanding under the 8% Senior Secured Convertible Notes due January 3, 2011 (the “Senior Notes”) issued by the Company to certain buyers (the “Senior Lenders”), including both principal and accrued but unpaid interest, have been paid in full.

(b)                                 Subject to Section 4 below, the Maker may, at its option, elect to pay all or any portion of the outstanding principal amount of this Note and/or all or any portion of the accrued and unpaid interest thereon to the Holder in cash or in duly authorized, validly issued, fully paid and non-assessable shares of the Maker’s common stock, par value $0.001 per share (the “Common Stock”) or a combination thereof; provided, however, that payment, in whole or in part, in shares of Common Stock may only occur if (i) the Maturity Date is the date set forth in clause (ii) of Section 2(a) above, (ii) the Maker shall have given the Holder notice in accordance with the notice requirements set forth in 2(c) below and (iii) the Holder shall have given its written consent to the proposed payment in Common Stock.  In such event, the Maker shall deliver to Holder on the payment date a stock certificate representing a number of fully paid and non-assessable shares of the Common Stock equal to the quotient of (x) the total amount of outstanding principal and accrued and unpaid interest to be paid in shares of Common Stock divided by (y) the Repayment Price (as defined below).

(c)                                  At least ten business days prior to the Maturity Date or any proposed prepayment date on which Maker proposes make a payment that includes Common Stock, the Maker shall deliver to the Holder a written notice of its election to pay such amounts either in cash, shares of Common Stock or a combination thereof and the dollar amount to be paid in shares of Common Stock.  For purposes of this Note, the term “Repayment Price” shall mean the lesser of (A) $.26 per share or (B) the average VWAP (as defined below) for the ten (10) consecutive trading days ending on the trading day that is immediately prior to the date on which the payment is made.  For purposes of this Note, the term “VWAP” shall mean the daily volume weighted average price per share of the Common Stock for a given date on the trading market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P.

3.                                       Prepayment. Subject to Section 4 below, this Note may be repaid, in whole or in part, without penalty or premium at any time.

4.                                       Subordination.

(a)                                  This Note shall be subordinate in right of payment to the Senior Notes and all extensions, refinancings, or renewals thereof and interest thereon owing or payable by the Maker (collectively, the “Senior Indebtedness”).

(b)                                 As long as any Senior Indebtedness has not been paid in full, the Holder shall not be entitled to demand, attempt to receive, or receive, and the Holder hereby agrees not to demand, attempt to receive or receive, any payments (whether made in cash, securities, or other property or by set-off) of interest or principal under this Note and the Holder shall not exercise any right of set-off or recoupment with respect to this Note.  If any such payments are received by the Holder in violation of this Section 4(b), (i) the Holder will hold such payments in trust for the Senior Lenders in the same medium in which received, (ii) the Holder will not commingle the same with any of the assets of the Holder, and (iii) the Holder will deliver the same to the Maker to be distributed to the Senior Lenders, in the form received, not later than the next business day following the day of their receipt.

(c)                                  Notwithstanding any rights or remedies available to the Holder under applicable law or under this Note, the Holder shall not be permitted to enforce any rights or exercise any remedies with respect thereto (including, without limitation, (A) the right to accelerate this Note, (B) take any action to foreclose, repossess, marshall, control or exercise any remedies with respect to any assets of the Maker, (C) contact, communicate with or notify any account debtor or obligor with respect to any account, chattel paper, instrument or general intangible of the Maker, or (D) take any other action which would interfere with or impair the rights of the Senior Lenders against any collateral securing the payment of the Senior Notes), until the payment in full of the Senior Indebtedness.  Nothing contained in this Section 4(c) shall prohibit the Holder from demanding a payment under this Note as long as such payment is permitted under Section 4(b) above.

5.                                       Costs.  Subject to Section 4 above, in the event that this Note is collected by law or through attorneys at law, or under advice therefrom (whether such attorneys are employees of the Holder or an affiliate of the Holder or are outside counsel), the Maker and any endorser, guarantor or other person primarily or secondarily liable for payment hereof hereby, severally and jointly agree to pay all costs of collection, including reasonable attorneys’ fees including charges for paralegals and others working under the direction or supervision of the Holder’s attorneys, whether or not suit is brought, and whether incurred in connection with collection, trial, appeal, bankruptcy or other creditors’ proceedings or otherwise.

6.                                       Jurisdiction.  The laws of the State of California shall govern the interpretation and enforcement of this Note without giving effect to its choice of law provisions.  In the event that legal action is instituted to collect any amounts due under, or to enforce any provision of, this instrument, the Maker and any endorser, guarantor or other person primarily or secondarily liable for payment hereof consent to, and by execution hereof submit themselves to, the jurisdiction of the courts of the State of California, and, notwithstanding the place of residence of any of them or the place of execution of this instrument, such litigation may be brought in or transferred to a court of competent jurisdiction in and for Orange County, in the State of California.

7.                                       Waivers.  No delay on the part of the Holder in exercising any right or remedy hereunder shall operate as a waiver of such right or remedy.  No single or partial exercise of a right or remedy shall preclude other or further exercise of that or any other right or remedy.  The failure of the Holder to insist upon the strict performance of any term of this Note, or to exercise any right or remedy hereunder, shall not be construed as a waiver or relinquishment by the Holder for the future of that term, right or remedy.  No waiver of any right of the Holder hereunder shall be effective unless in writing executed by the Holder.

8.                                       Severability.  The unenforceability or invalidity of any provision or provisions of this Note as to any persons or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other provisions, persons or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

9.                                       Binding Effect.  This Note shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

10.                                 Compliance With Usury Laws.  As it is the intent of all parties to this Note to abide by the interest limitations of any applicable usury law, it is expressly agreed, anything herein to the contrary notwithstanding, that the Holder shall not be allowed or entitled to collect any interest (or any sum which is considered interest by law) which is in excess of any legal rate applicable hereto.  Should any amount be collected hereunder which would cause the interest to exceed said lawful rate, such part of said amount in excess of the lawful rate shall automatically be credited to principal, or, if all principal amounts have been paid, shall be refunded to the Maker.  The provisions of this Note are hereby modified to the extent necessary to conform with the limitations and provisions of this Section 10.

11.                                 Waiver of Jury Trial.  THE MAKER AND THE HOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER ENTERING INTO THIS AGREEMENT.

12.                                 Representations and Warranties of Maker.  Maker acknowledges and agrees that the representations, warranties and covenants made by Maker in Section 3 of the Subscription Agreement between Maker and Holder with respect to this Note are being relied upon by Holder in its decision to purchase this Note, and such representations, warranties and covenants are incorporated by reference in this Note.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Maker has duly executed this Note on the        day of                   , 2010.

MAKER:

LIQUIDMETAL TECHNOLOGIES, INC.

By:
Name:
Title:

[Maker Signature Page to Subordinated Promissory Note]

ACKNOWLEDGED, AGREED AND ACCEPTED

By signing below, the Holder acknowledges, agrees and accepts that (i) this Note and the indebtedness evidenced by this Note are subordinate in the manner and to the extent set forth in Section 4 of this Note, and (ii) the Holder shall be bound by the terms of this Note.

HOLDER:

By:
Name:
Title:

[Holder Signature Page to Subordinated Promissory Note]